Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group, Inc. Declares Quarterly Dividend

McKinney, Texas, October 30, 2015 -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, announced that its Board of Directors has declared a quarterly cash dividend in the amount of $0.08 per share of common stock. The dividend will be payable on November 20, 2015 to stockholders of record as of the close of business on November 9, 2015.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 40 banking offices in three market regions located in the Dallas/Fort Worth, Austin and Houston, Texas areas.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@ibtx.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Robb Temple Executive Vice President and Chief Administrative Officer (972) 562-9004 rtemple@ibtx.com Source: Independent Bank Group, Inc.